Exhibit 99.1

Investor Contact

Ken Diptee

Executive Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Dan Goldstein and Paul Kranhold

Sard Verbinnen & Co.

310-201-2040 and 415-618-8750

DineEquity, Inc. Reports Strong Third Quarter 2014 Results

➢   Third quarter domestic system-wide same restaurant sales increased 2.4% and 1.7% at IHOP and Applebee’s, respectively

➢   Domestic system-wide same restaurant sales guidance for IHOP and Applebee’s was revised upward

➢   Third quarter 2014 adjusted EPS (Non-GAAP) of $1.14 and GAAP EPS of $0.99

➢   Generated strong free cash flow of $45.1 million in the third quarter of 2014

➢   Over $95 million of free cash flow generated in the first nine months of 2014

➢   Over $14 million returned to shareholders in the form of a third quarter cash dividend of $0.75 per share of common stock

➢   Third quarter 2014 results do not include the financial impact of the securitization transaction, which occurred early in the Company’s fiscal fourth quarter of 2014

GLENDALE, Calif., October 28, 2014 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced financial results for the third quarter of fiscal 2014.

“DineEquity has had several recent notable achievements, including the refinancing of our long-term debt through a $1.4 billion securitization transaction, locking in a significantly lower fixed interest rate for the next seven years,” said Julia A. Stewart, Chairman and Chief Executive Officer of DineEquity, Inc.  Ms. Stewart added, “In addition to strong same-restaurant sales at both brands in the third quarter, we announced significant increases in both our dividend and share repurchase authorization.  Looking ahead, we are better positioned for long-term success and focused on the right goals to build on our momentum.”

Third Quarter 2014 Financial Highlights

•                 Adjusted net income available to common stockholders was $21.5 million, representing adjusted earnings per diluted share of $1.14 for the third quarter of 2014. This compares to $21.0 million, or adjusted earnings per diluted share of $1.10, for the third quarter of 2013.  The increase in adjusted net income was mainly due to lower general and administrative expenses, lower income taxes, and lower cash interest expense.  These items were partially offset by lower segment profit due to a significant decline in termination, transfer, and extension fees related to Applebee’s franchise restaurants compared to the third quarter of 2013.  Third quarter financial results do not reflect the financial impact of the securitization transaction.  (See “Non-GAAP Financial Measures” below.)

DineEquity, Inc.

•                 GAAP net income available to common stockholders was $18.6 million for the third quarter of 2014, or earnings per diluted share of $0.99.  This compares to $18.4 million, or earnings per diluted share of $0.97, for the third quarter of 2013.  The increase in net income was primarily due to a decline in general and administrative expenses, lower income tax expense, and a higher gain on the disposition of assets in the third quarter of 2014 compared to the same period of 2013.  These items were partially offset by lower segment profit and an increase in closure and impairment charges.

•                 General and administrative expenses were $33.8 million for the third quarter of 2014 compared to $35.3 million for the same period of 2013.

First Nine Months of 2014 Highlights

•                 Adjusted net income available to common stockholders was $67.6 million in the first nine months of 2014, representing adjusted earnings per diluted share of $3.57.  This compares to $62.5 million, or adjusted earnings per diluted share of $3.26, for the same period in 2013.  The increase was primarily due to higher segment profit, a decline in general and administrative expenses, and lower cash interest expense.  These items were partially offset by higher income taxes.  (See “Non-GAAP Financial Measures” below.)

•                 GAAP net income available to common stockholders was $58.0 million in the first nine months of 2014, or earnings per diluted share of $3.06, compared to $53.0 million, or earnings per diluted share of $2.76 for the same period in 2013.  The increase was primarily due to higher segment profit, lower general and administrative expenses, and debt modification costs that occurred in the first nine months of 2013 that did not recur in the first nine months of 2014.  These items were partially offset by higher income tax expense and a loss on the disposition of assets in the first nine months of 2014 compared to a gain in the same period of 2013.

•                 General and administrative expenses were $102.8 million in the first nine months of 2014 compared to $105.0 million for the same period of 2013.

•                 For the first nine months of 2014, cash flows from operating activities were $102.4 million and free cash flow was $95.1 million.  (See “Non-GAAP Financial Measures” below.)

Same-Restaurant Sales Performance

Third Quarter 2014

•                 Applebee’s domestic system-wide same-restaurant sales increased 1.7% for the third quarter of 2014 compared to the third quarter of 2013.

•                 IHOP’s domestic system-wide same restaurant sales increased 2.4% for the third quarter of 2014 compared to the same quarter of 2013.

First Nine Months of 2014 Highlights

•                 Applebee’s domestic system-wide same-restaurant sales increased 0.6% for the first nine months of 2014 compared to the same period in 2013.

•                 IHOP’s domestic system-wide same restaurant sales increased 3.2% for the first nine months of 2014 compared to the first nine months of 2013.

DineEquity, Inc.

DineEquity Raises Financial Performance Outlook for Fiscal 2014

Except for the following revised performance measures, DineEquity reiterates its financial performance guidance for fiscal 2014 contained in the press release issued on February 26, 2014.

•                 Applebee’s domestic system-wide same-restaurant sales performance is expected to range between 0.0% and positive 1.0%.  This reflects an improvement from previous expectations of between negative 2.0% and positive 1.0%.

•                 IHOP’s domestic system-wide same-restaurant sales performance is expected to range between positive 2.5% and positive 3.5%.  This reflects an improvement from previous expectations of between positive 1.0% and positive 2.5%.

•                 Franchise segment profit is expected to be between $331 million and $334 million.  The revised franchise segment profit reflects an increase from previous expectations of between $323 million and $332 million.

•                 Rental and Financing segments are expected to generate approximately $40 million in combined profit, reflecting an increase from previous projections of $37 million.

•                 Interest expense is expected to be approximately $97 million for fiscal 2014.  This reflects a reduction from previous expectations for interest expense to be approximately $101 million.

Interest expense in the fourth quarter of 2014 is expected to be approximately $22 million, of which $6.0 million is related to the additional interest paid in October on the outstanding 9.5% senior notes, which are expected to be repaid on or about October 30, 2014.  The $6.0 million of additional interest will be excluded from our adjusted earnings per diluted share.

•                 Cash from operations is expected to range between $120 million and $130 million.  This reflects an increase from previous projections of between $98 million and $116 million.

•                 Free cash flow (see “Non-GAAP Measures” below) is projected to range between $109 million and $119 million.  This reflects an increase from previous expectations of $86 to $104 million.

•                 Regarding the mandatory annual repayment of 1% on the previously outstanding Term Loan principal, the Company is no longer subject to certain mandatory debt reduction requirements related to the annual amortization payment of approximately $5 million associated with its previous senior secured credit facility, which was entirely repaid on September 30, 2014.

Under the terms of the new securitization, effective on September 30, 2014, the Company would be subject to quarterly scheduled principal payments based on a 1% annual amortization if its leverage ratio exceeds 5.25x as calculated quarterly.

•                 IHOP franchisees and its area licensees are projected to develop between 55 and 60 new restaurants, the majority of which are expected to be domestic openings.  This reflects an improvement from previous expectations of between 40 and 50 new restaurants, the majority of which were expected to be domestic openings.

•                 Applebee’s franchisees projected to develop between 33 and 38 new restaurants, the majority of which are expected to be opened in the U.S.  This reflects a reduction from previous expectations of between 40 and 50 new restaurants, the majority of which were expected to be domestic openings.

DineEquity, Inc.

•                 Our income tax expense rate of approximately 38% for fiscal 2014 excludes the impact of the fourth quarter 2014 income tax benefit expected on the write-off of costs related to the pay-off of our senior secured credit facility and 9.5% senior notes.

Investor Conference Call Today

The Company will host a conference call to discuss its results on the same day at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.  To participate on the call, please dial (800) 708-4539 and reference pass code 38233715.  International callers, please dial (847) 619-6396 and reference pass code 38233715.

A live webcast of the call will be available on DineEquity’s Web site at www.dineequity.com, and may be accessed by visiting Calls & Presentations under the site’s Investors section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.  A telephonic replay of the call may be accessed from 10:30 a.m. Pacific Time on October 28, 2014 through 11:59 p.m. Pacific Time on November 3, 2014 by dialing (888) 843-7419 and referencing pass code 38233715#. International callers, please dial (630) 652-3042 and reference pass code 38233715#.  An online archive of the webcast will also be available on the Investors section of DineEquity’s Web site.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands. With more than 3,600 restaurants combined in 19 countries, over 400 franchisees and approximately 200,000 team members (including franchisee- and company-operated restaurant employees), DineEquity is one of the largest full-service restaurant companies in the world. For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness and risks associated with the timing and our ability to refinance the Company’s indebtedness; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; fourth-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K

DineEquity, Inc.

and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

Non-GAAP Financial Measures

This news release includes references to the Company’s non-GAAP financial measures “adjusted net income available to common stockholders (adjusted EPS),” “EBITDA,” “free cash flow,” and “segment EBITDA.”  “Adjusted EPS” is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any debt modification costs, and any gain or loss related to the disposition of assets. This is presented on an aggregate basis and a per share (diluted) basis.  The Company defines “EBITDA” for a given period as income before income taxes less interest expense, loss on extinguishment of debt, depreciation and amortization, closure and impairment charges, non-cash stock-based compensation, gain or loss on disposition of assets and other charge backs as defined by its credit agreement. “Free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable (“long-term notes receivable”), less principal payments on capital lease and financing obligations, the mandatory 1% of Term Loan principal balance repayment, and capital expenditures. “Segment EBITDA” for a given period is defined as gross segment profit plus depreciation and amortization as well as interest charges related to the segment. Management utilizes EBITDA for debt covenant purposes and free cash flow to determine the amount of cash remaining for general corporate and strategic purposes and for the return of cash to stockholders pursuant to our capital allocation strategy, after the receipts from long-term receivables, and the funding of operating activities, capital expenditures and debt service. Management believes this information is helpful to investors to determine the Company’s adherence to debt covenants and the Company’s cash available for these purposes. Adjusted EPS, EBITDA, free cash flow and segment EBITDA are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with United States generally accepted accounting principles.

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Segment Revenues:
Franchise and restaurant revenues	$129,334	$127,137	$387,573	$379,619
Rental revenues	30,761	30,990	92,223	92,724
Financing revenues	2,758	3,156	10,779	10,223
Total segment revenues	162,853	161,283	490,575	482,566
Segment Expenses:
Franchise and restaurant expenses	47,570	44,091	135,403	130,875
Rental expenses	23,654	24,149	71,173	72,953
Financing expenses	—	—	825	245
Total segment expenses	71,224	68,240	207,401	204,073
Gross segment profit	91,629	93,043	283,174	278,493
General and administrative expenses	33,835	35,331	102,836	105,004
Interest expense	24,984	24,979	74,895	75,230
Amortization of intangible assets	3,071	3,072	9,212	9,212
Closure and impairment charges, net	192	(392)	1,029	770
Loss on extinguishment of debt	1	—	13	36
Debt modification costs	—	—	—	1,296
(Gain) loss on disposition of assets	(205)	(72)	592	(326)
Income before income tax provision	29,751	30,125	94,597	87,271
Income tax provision	(10,864)	(11,395)	(35,719)	(33,365)
Net income	$18,887	$18,730	$58,878	$53,906
Net income available to common stockholders:
Net income	$18,887	$18,730	$58,878	$53,906
Less: Net income allocated to unvested participating restricted stock	(279)	(296)	(927)	(925)
Net income available to common stockholders	$18,608	$18,434	$57,951	$52,981
Net income available to common stockholders per share:
Basic	$0.99	$0.98	$3.09	$2.80
Diluted	$0.99	$0.97	$3.06	$2.76
Weighted average shares outstanding:
Basic	18,703	18,831	18,757	18,898
Diluted	18,890	19,085	18,964	19,166

Dividends declared per common share	$0.75	$0.75	$2.25	$2.25
Dividends paid per common share	$0.75	$0.75	$2.25	$2.25

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$132,859	$106,011
Receivables, net	91,292	144,137
Prepaid gift cards	41,125	49,223
Prepaid income taxes	—	4,708
Deferred income taxes	32,517	23,853
Other current assets	10,788	3,650
Total current assets	308,581	331,582
Long-term receivables, net	186,079	197,153
Property and equipment, net	252,673	274,295
Goodwill	697,470	697,470
Other intangible assets, net	785,078	794,057
Other assets, net	112,877	110,085
Total assets	$2,342,758	$2,404,642
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$4,720	$4,720
Accounts payable	35,244	40,050
Gift card liability	100,688	171,955
Accrued employee compensation and benefits	17,282	24,956
Accrued interest payable	31,618	13,575
Income taxes payable	14,829	—
Current maturities of capital lease and financing obligations	13,215	12,247
Other accrued expenses	34,669	16,770
Total current liabilities	252,265	284,273
Long-term debt, net (less current maturities)	1,202,759	1,203,517
Capital lease obligations (less current maturities)	101,832	111,707
Financing obligations (less current maturities)	42,565	48,843
Deferred income taxes	328,267	341,578
Other liabilities	97,695	99,545
Total liabilities	2,025,383	2,089,463
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, shares: 40,000,000 authorized; September 30, 2014 - 25,251,933 issued, 18,957,602 outstanding; December 31, 2013 - 25,299,315 issued, 19,040,890 outstanding	253	253
Additional paid-in-capital	278,213	274,202
Retained earnings	352,685	336,578
Accumulated other comprehensive loss	(65)	(164)
Treasury stock, at cost; shares: September 30, 2014 - 6,294,331; December 31, 2013 - 6,258,425	(313,711)	(295,690)
Total stockholders’ equity	317,375	315,179
Total liabilities and stockholders’ equity	$2,342,758	$2,404,642

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2014	2013
Cash flows from operating activities:
Net income	$58,878	$53,906
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	26,237	26,516
Non-cash interest expense	5,021	4,635
Deferred income taxes	(21,947)	(16,007)
Non-cash stock-based compensation expense	7,432	7,081
Tax benefit from stock-based compensation	4,008	3,001
Excess tax benefit from share-based compensation	(4,635)	(1,985)
Loss (gain) on disposition of assets	592	(326)
Debt modification costs	—	1,296
Other	(1,155)	697
Changes in operating assets and liabilities:
Receivables, net	54,237	41,698
Current income tax receivables and payables	19,975	7,232
Prepaid expenses and other current assets	5,909	16,054
Accounts payable	(5,657)	2,650
Accrued employee compensation and benefits	(7,674)	(4,372)
Gift card liability	(71,268)	(68,493)
Other accrued expenses	32,474	29,231
Cash flows provided by operating activities	102,427	102,814
Cash flows from investing activities:
Additions to property and equipment	(5,530)	(4,547)
Proceeds from sale of property and equipment	681	—
Principal receipts from notes, equipment contracts and other long-term receivables	10,252	10,254
Other	1	282
Cash flows provided by investing activities	5,404	5,989
Cash flows from financing activities:
Repayment of long-term debt	(3,600)	(2,400)
Payment of debt modification costs	—	(1,296)
Principal payments on capital lease and financing obligations	(8,484)	(7,515)
Repurchase of DineEquity common stock	(30,006)	(24,663)
Dividends paid on common stock	(42,733)	(43,170)
Repurchase of restricted stock	(2,931)	(3,209)
Proceeds from stock options exercised	7,392	5,585
Excess tax benefit from share-based compensation	4,635	1,985
Change in restricted cash	(4,948)	(3,122)
Other	(308)	—
Cash flows used in financing activities	(80,983)	(77,805)
Net change in cash and cash equivalents	26,848	30,998
Cash and cash equivalents at beginning of period	106,011	64,537
Cash and cash equivalents at end of period	$132,859	$95,535

DineEquity, Inc.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of (i) net income available to common stockholders to (ii) net income available to common stockholders excluding closure and impairment charges; loss on extinguishment of debt; amortization of intangible assets; non-cash interest expense; debt modification costs; and gain or loss on disposition of assets, all items net of taxes, and related per share data:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income available to common stockholders, as reported	$18,608	$18,434	$57,951	$52,981
Closure and impairment charges, net	192	(392)	1,029	770
Loss on extinguishment of debt	1	—	13	36
Amortization of intangible assets	3,071	3,072	9,212	9,212
Non-cash interest expense	1,706	1,581	5,021	4,635
Debt modification costs	—	—	—	1,296
(Gain) loss on disposition of assets	(205)	(72)	592	(326)
Income tax provision	(1,810)	(1,592)	(6,029)	(5,937)
Net income allocated to unvested participating restricted stock	(47)	(45)	(162)	(181)
Net income available to common stockholders, as adjusted	$21,516	$20,986	$67,627	$62,486

Diluted net income available to common stockholders per share:
Net income available to common stockholders, as reported	$0.99	$0.97	$3.06	$2.76
Closure and impairment charges, net	0.01	(0.01)	0.03	0.02
Loss on extinguishment of debt	0.00	0.00	0.00	0.00
Amortization of intangible assets	0.10	0.10	0.30	0.30
Non-cash interest expense	0.06	0.05	0.16	0.15
Debt modification costs	—	—	—	0.04
(Gain) loss on disposition of assets	(0.01)	0.00	0.02	(0.01)
Net income allocated to unvested participating restricted stock	0.00	0.00	(0.01)	(0.01)
Rounding	(0.01)	(0.01)	0.01	0.01
Diluted net income available to common stockholders per share, as adjusted	$1.14	$1.10	$3.57	$3.26

Numerator for basic EPS-income available to common stockholders, as adjusted	$21,516	$20,986	$67,627	$62,486
Effect of unvested participating restricted stock using the two-class method	2	1	5	5
Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$21,518	$20,987	$67,632	$62,491

Denominator for basic EPS-weighted-average shares	18,703	18,831	18,757	18,898
Dilutive effect of stock options	187	254	207	268
Denominator for diluted EPS-weighted-average shares and assumed conversions	18,890	19,085	18,964	19,166

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

Reconciliation of the Company’s cash provided by operating activities to “free cash flow” (cash from operations, plus receipts from notes, equipment contracts and other long-term receivables, less consolidated capital expenditures, principal payments on capital leases and financing obligations and the mandatory annual repayment of 1% of our Term Loan principal balance):

	Nine Months Ended
	September 30,
	2014	2013
Cash flows provided by operating activities	$102,427	$102,814
Principal receipts from long-term receivables	10,252	10,254
Additions to property and equipment	(5,530)	(4,547)
Free cash flow before debt service	107,149	108,521
Principal payments on capital lease and financing obligations	(8,484)	(7,530)
Mandatory 1% of Term Loans principal balance repayment	(3,540)	(3,540)
Free cash flow	95,125	97,451
Dividends paid on common stock	(42,733)	(43,170)
Repurchase of DineEquity common stock	(30,006)	(24,663)
	$22,386	$29,618

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In millions)

(Unaudited)

Reconciliation of U.S. GAAP gross segment profit to segment EBITDA:

	Three months ended September 30, 2014

	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$47,780	$66,522	$15,032	$30,761	$2,758	$162,853
Expense	1,105	31,120	15,345	23,654	—	71,224
Gross segment profit	46,675	35,402	(313)	7,107	2,758	91,629
Plus:
Depreciation/amortization	2,587	—	536	3,281	—	6,404
Interest charges	—	—	97	3,607	—	3,704
Segment EBITDA	$49,262	$35,402	$320	$13,995	$2,758	$101,737

	Three months ended September 30, 2013

	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$50,912	$60,806	$15,419	$30,990	$3,156	$161,283
Expense	1,619	26,775	15,697	24,149	—	68,240
Gross segment profit	49,293	34,031	(278)	6,841	3,156	93,043
Plus:
Depreciation/amortization	2,671	—	545	3,339	—	6,555
Interest charges	—	—	92	3,846	—	3,938
Segment EBITDA	$51,964	$34,031	$359	$14,026	$3,156	$103,536

	Nine months ended September 30, 2014

	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$148,572	$191,994	$47,007	$92,223	$10,779	$490,575
Expense	3,799	84,424	47,180	71,173	825	207,401
Gross segment profit	144,773	107,570	(173)	21,050	9,954	283,174
Plus:
Depreciation/amortization	7,823	—	1,555	9,939	—	19,317
Interest charges	—	—	296	11,188	—	11,484
Segment EBITDA	$152,596	$107,570	$1,678	$42,177	$9,954	$313,975

	Nine months ended September 30, 2013

	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$151,868	$179,710	$48,041	$92,724	$10,223	$482,566
Expense	4,551	78,173	48,151	72,953	245	204,073
Gross segment profit	147,317	101,537	(110)	19,771	9,978	278,493
Plus:
Depreciation/amortization	8,142	—	1,616	10,093	—	19,851
Interest charges	—	—	279	11,958	—	12,237
Segment EBITDA	$155,459	$101,537	$1,785	$41,822	$9,978	$310,581

DineEquity, Inc.

Restaurant Data

The following table sets forth, for the three and nine months ended September 30, 2014 and 2013, the number of “Effective Restaurants” in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, and, where applicable, rental payments under leases that  may be partially based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended		Nine Months Ended

	September 30,		September 30,
	2014	2013	2014	2013

	(unaudited)
Applebee’s Restaurant Data
Effective Restaurants(a)
Franchise	1,985	1,986	1,985	1,998
Company	23	23	23	23
Total	2,008	2,009	2,008	2,021

System-wide(b)
Sales percentage change(c)	2.5%	0.0%	0.7%	0.6%
Domestic same-restaurant sales percentage change(d)	1.7%	(0.4)%	0.6%	(0.1)%

Franchise(b)(e)
Sales percentage change(c)	2.5%	6.2%	0.7%	7.7%
Domestic same-restaurant sales percentage change(d)	1.7%	(0.4)%	0.6%	(0.1)%
Average weekly domestic unit sales (in thousands)	$46.0	$44.9	$47.9	$47.2

	Three Months Ended		Nine Months Ended

	September 30,		September 30,
	2014	2013	2014	2013

	(unaudited)
IHOP Restaurant Data
Effective Restaurants(a)
Franchise	1,459	1,413	1,449	1,410
Area license	168	168	167	167
Company	10	12	10	12
Total	1,637	1,593	1,626	1,589

System-wide(b)
Sales percentage change(c)	5.3%	6.1%	5.9%	4.2%
Domestic same-restaurant sales percentage change(d)	2.4%	3.6%	3.2%	1.7%

Franchise(b)
Sales percentage change(c)	5.6%	6.2%	6.0%	4.3%
Domestic same-restaurant sales percentage change(d)	2.4%	3.6%	3.2%	1.7%
Average weekly domestic unit sales (in thousands)	$35.8	$35.0	$35.9	$34.8

Area License (b)
Sales percentage change(c)	4.0%	7.9%	5.9%	5.6%

DineEquity, Inc.

(a)         “Effective Restaurants” are the weighted average number of restaurants open in a given fiscal period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all Effective Restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by the Company as well as those owned by franchisees and area licensees.

(b)         “System-wide” sales are retail sales at Applebee’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants.  Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. Unaudited reported sales for Applebee’s domestic franchise restaurants, IHOP franchise restaurants and IHOP area license restaurants for the three and nine months ended September 30, 2014 and 2013 were as follows:

	Three Months Ended		Nine Months Ended

	September 30,		September 30,

	2014	2013	2014	2013

	(In millions)
Reported sales (unaudited)
Applebee’s franchise restaurant sales	$1,100.3	$1,073.7	$3,434.1	$3,409.4
IHOP franchise restaurant sales	$678.3	$642.6	$2,028.1	$1,912.7
IHOP area license restaurant sales	$64.3	$61.8	$199.2	$188.0

(c)          “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)         “Domestic same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period, compared to the same weeks in the prior year for domestic restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period. Same-restaurant sales percentage change does not include data on IHOP area license restaurants located in Florida.

(e)          The sales percentage change for the three and nine months ended September 30, 2013 for Applebee’s franchise restaurants was impacted by the refranchising of 154 company-operated restaurants during 2012.

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Restaurant Data (unaudited)

The following table summarizes our restaurant development activity:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Applebee’s Restaurant Development Activity
Summary - beginning of period:
Franchise	1,986	1,989	1,988	2,011
Company restaurants	23	23	23	23
Total Applebee’s restaurants, beginning of period	2,009	2,012	2,011	2,034
Franchise restaurants opened:
Domestic	7	1	20	6
International	3	3	4	4
Total franchise restaurants opened	10	4	24	10
Franchise restaurants closed:
Domestic	(7)	(6)	(17)	(31)
International	(3)	—	(9)	(3)
Total franchise restaurants closed	(10)	(6)	(26)	(34)
Net franchise restaurant (reduction) development	—	(2)	(2)	(24)

Summary - end of period:
Franchise	1,986	1,987	1,986	1,987
Company restaurants	23	23	23	23
Total Applebee’s restaurants, end of period	2,009	2,010	2,009	2,010

IHOP Restaurant Development Activity
Summary - beginning of period:
Franchise	1,455	1,414	1,439	1,404
Area license	167	168	168	165
Company	10	11	13	12
Total IHOP restaurants, beginning of period	1,632	1,593	1,620	1,581
Franchise/area license restaurants opened:
Domestic franchise	11	10	27	25
Domestic area license	1	—	3	3
International franchise	6	3	15	6
International area license	—	—	—	1
Total franchise/area license restaurants opened	18	13	45	35
Franchise/area license restaurants closed:
Domestic franchise	(5)	(4)	(16)	(13)
Domestic area license	—	—	(2)	(1)
International franchise	(1)	—	(2)	—
International area license	—	—	(1)	—
Total franchise/area license restaurants closed	(6)	(4)	(21)	(14)
Net franchise/area license restaurant development	12	9	24	21
Refranchised from Company restaurants	—	—	4	1
Franchise restaurants reacquired by the Company	—	(2)	(1)	(2)
Net franchise/area license restaurant additions	12	7	27	20

Summary - end of period
Franchise	1,466	1,421	1,466	1,421
Area license	168	168	168	168
Company	10	13	10	13
Total IHOP restaurants, end of period	1,644	1,602	1,644	1,602